Exhibit 10.17
SYMANTEC CORPORATION
2013 EQUITY INCENTIVE PLAN
As Adopted by the Board on July 25, 2013
and as amended thereafter
1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Stock Appreciation Rights, Restricted Stock Units, and Restricted Stock Awards. Capitalized terms not defined in the text are defined in Section 28.
2. Shares Subject to the Plan.
2.1 Number of Shares Available. Subject to Sections 2.2 and 19, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be forty-five million (45,000,000) Shares.
Subject to Sections 2.2 and 19, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued will again be available for grant and issuance in connection with future Awards under this Plan. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the Exercise or Purchase Price of an Award or to satisfy any tax withholding obligations in connection with an Award, (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option Exercise Price. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or there is a change in the corporate structure (including, without limitation, a spin-off), then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARS, (c) the maximum number of Shares that may be issued as ISOs set forth Section 5.8, (d) the number of Shares that may be granted pursuant to Section 3 below, (e) the Purchase Price and number of Shares subject to other outstanding Awards (other than Options and SARs which are provided for in (b) above), and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 6 will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will be rounded down to the nearest whole Share, and may be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share, as determined by the Committee. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the assumption and substitution clause in Section 19.3.
In the event of an extraordinary cash dividend by the Company, the Committee, in its sole discretion, may, in lieu of the any of the methods of adjustments set forth above, determine that:  (a) Participants holding outstanding RSUs will be entitled to receive a cash payment, with respect to each Share subject to such Awards, in an amount equal to the per-Share extraordinary cash dividend amount, provided, however, that unless determined otherwise by the Committee, any cash payment or new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that the Participant has the right to receive with respect to the Participant’s unvested RSUs pursuant to this clause (a) may be issued subject to both (i) the same vesting requirements applicable to the Participant’s unvested RSUs and (ii) such escrow arrangements as the Committee may deem appropriate, and/or (b) the Exercise Price of outstanding Options and SARs may be reduced by an amount equal to the per-Share extraordinary cash dividend amount, provided, however, that the Committee may, in its sole discretion, determine that a cash payment shall be made to a Participant holding an Option or SAR partially or entirely in lieu of such a reduction in Exercise Price on a per-Share cent-for-cent basis.
3. Eligibility. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors (each an “Eligible Individual”) of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Eligible Individual will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan, pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment. For purposes of these limits only, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. Subject to the provisions of the Plan, the Committee may from time to time, select among the Eligible Individuals, those to whom Awards shall be granted and determine the nature and amount of each Award. No Eligible Individual shall have any right, by virtue of this Plan to receive an Award. An Eligible Individual may be granted more than one Award under this Plan.
4. Administration.
4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:
(a) construe and interpret this Plan, any sub-plan, Award Agreement and any other agreement or document executed pursuant to this Plan;
(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c) select Eligible Individuals to receive Awards;
(d) determine the form and terms of Awards;
(e) grant Awards and determine the number of Shares or other consideration subject to Awards;
(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;
(g) grant waivers of Plan or Award conditions;
(h) determine the vesting, exercisability and payment of Awards;
(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(j) amend any Award Agreements executed in connection with this Plan;
(k) determine whether the performance goals under any performance-based Award have been met and whether a performance-based Award has been earned;
(l) determine whether, to what extent an Award may be canceled, forfeited, or surrendered;
(m) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;
(n) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;
(o) make all other determinations necessary or advisable for the administration of this Plan, any sub-plan or Award Agreement;

(p) delegate any of the foregoing as permitted by applicable law to one or more executive officers pursuant to a specific delegation, in which case references to “Committee” in this Section 4.1 will refer to such delegate(s), except with respect to Insiders.
4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. To the extent permitted by applicable laws, the Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.
4.3 Section 162(m) and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.
5. Options. An Option is the granting of a right, but not the obligation, to purchase Shares. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option (subject to Section 5.4 below), the circumstances upon and the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. To the extent that any Option designated as an ISO in the Award Agreement fails to qualify as such under applicable law, it shall be treated instead as a NQSO.
5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee at the time it acts to approve the grant. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3 Exercise Period. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the

ISO is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares as the Committee determines.
5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 10 and the Award Agreement and in accordance with any procedures established by the Committee.
5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written or electronic notice or agreement of stock option exercise (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased and all applicable Tax-Related Items. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.2. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6 Termination of Participant. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:
(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options are vested and exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding the original term of the Option as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.
(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s death or disability), then Participant’s Options may be exercised only to the extent that such Options are vested and exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding the original term of the Option as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.
5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. No more than 100,000,000 Shares will be issued pursuant to the exercise of ISOs under this Plan.
5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options (but not beyond the original term of such Option) and authorize the grant of new Options in substitution therefor, provided that (a) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted unless the Committee determines that such action is necessary or advisable to comply with applicable laws or facilitate the offering and administration of the Plan in view of such laws; (b) any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code; and (c) notwithstanding anything to the contrary elsewhere in the Plan, the Company is subject to Section 22.2 below with respect to any proposal to reprice outstanding Options.
5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code.
6. Non-Employee Director Equity Awards.
6.1 Types of Awards. All Awards other than ISOs may be granted to non-employee directors under this Plan; provided, that no such Award shall exceed 2,000,000 Shares in any one fiscal year. Subject to the foregoing Share limitation, Awards granted pursuant to this Section 6 may be automatically made pursuant to a policy adopted by the Board (as such policy may be amended from time to time by the Board) or made from time to time as determined in the discretion of the Board, or, if the authority to grant Awards to non-employee directors has been delegated by the Board, the Committee.
6.2 Eligibility. Awards granted pursuant to this Section 6 shall be granted only to non-employee directors. Any non-employee director, including without limitation any non-employee director who is appointed as a member to the Board, will be eligible to receive an Award under this Section 6.
6.3 Vesting, Exercisability and Settlement. Except as set forth in Section 19, Awards granted pursuant to Section 6 shall vest, become exercisable and be settled as determined by the Board or, if the authority to make such determinations has been delegated by the Board, the Committee. With respect to Options and SARs, the Exercise Price of such Award granted to non-employee directors shall not be less than the Fair Market Value of the Shares at the time such Award is granted.
7. Restricted Stock Awards. A Restricted Stock Award is an offer by the Company to issue Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may be issued or purchase, the Purchase Price (if any), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:
7.1 Restricted Stock Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement (the “Restricted Stock Agreement”), which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. A Participant can accept a Restricted Stock Award by signing and delivering to the Company the Restricted Stock Agreement, and full payment of the Purchase Price (if any) and all applicable withholding taxes, at such time and on such terms as required by the Committee. If the Participant does not accept the Restricted Stock Award at such time and on such terms as required by the Committee, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.

7.2 Purchase Price. The Purchase Price (if any) for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 10 of this Plan and as permitted in the Restricted Stock Agreement, and in accordance with any procedures established by the Company.
7.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified period of service with the Company and/or upon completion of performance goals as may be set forth in the Restricted Stock Agreement, which shall be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select performance criteria, including if the Award is intended to qualify as “performance-based compensation” under Code Section 162(m) from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. For Restricted Stock Awards intended to comply with the requirements of Section 162(m) of the Code, the performance goals will be determined at a time when the achievement of the performance goals remains substantially uncertain and shall otherwise be administered in a manner that complies with the requirements under that statute. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
7.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, Restricted Stock Awards shall cease to vest immediately if a Participant is Terminated during the vesting period or Performance Period applicable to the Award for any reason, unless the Committee determines otherwise, and any unvested Shares subject to such Restricted Stock Awards shall be subject to the Company’s right to repurchase such Shares or otherwise to any forfeiture condition applicable to the Award, as described in Section 14 of this Plan, if and as set forth in the applicable Restricted Stock Agreement.
8. Restricted Stock Units. A Restricted Stock Unit (or RSU) is an award covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). The Committee will determine to whom an RSU grant will be made, the number of Shares subject to the RSU, the restrictions to which the Shares subject to the RSU will be subject, and all other terms and conditions of the RSU, subject to the following:
8.1 Terms of RSUs. RSUs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Affiliate, Parent or Subsidiary and/or individual performance goals or upon such other criteria as the Committee may determine. All RSUs will be evidenced by an Award Agreement (the “RSU Agreement”), which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. A RSU may be awarded upon satisfaction of such performance goals as are set out in advance in the Award Agreement (the “Performance RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee may from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the RSU is being earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each RSU; (b) select performance criteria, including if the Award is intended to qualify as “performance-based compensation” under Code Section 162(m) from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares subject to the RSU. For RSUs intended to comply with the requirements of Section 162(m) of the Code, the performance goals will be determined at a time when the achievement of the performance goals remains substantially uncertain and shall otherwise be administered in a manner that complies with the requirements under that statute. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

8.2 Settlement. The portion of a RSU being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.
8.3 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
9. Stock Appreciation Rights. A Stock Appreciation Right (or SAR) is an award that may be exercised for cash or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of settlement over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The Committee will determine to whom to grant a SAR, the number of Shares subject to the SAR, the restrictions to which the SAR will be subject, and all other terms and conditions of the SAR, subject to the following:
9.1 Terms of SARs. SARs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance goals or upon such other criteria as the Committee may determine. The Committee will determine all terms of each SAR including, without limitation: the number of Shares deemed subject to each SAR, the time or times during which each SAR may be settled, the consideration to be distributed on settlement, and the effect on each SAR of its holder’s Termination. All SARs will be evidenced by an Award Agreement (the “SAR Agreement”), which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. The Exercise Price of a SAR will be determined by the Committee when the SAR is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. If the SAR is being earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each SAR; (b) select performance criteria, including if the Award is intended to qualify as “performance-based compensation” under Code Section 162(m) from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares deemed subject to the SAR. Prior to exercise of any SAR earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the SARs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. Notwithstanding anything to the contrary elsewhere in the Plan, the Company is subject to Section 22.2 below with respect to any proposal to reprice outstanding SARs. The term of a SAR shall be ten (10) years from the date the SAR is awarded or such shorter term as may be provided in the Award Agreement.
9.2 Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

9.3 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
10. Payment for Share Purchases. Payment for Shares purchased pursuant to this Plan may be made in cash, by check or by wire transfer or, where expressly approved for the Participant by the Committee and where permitted by law:
(a) by cancellation of indebtedness of the Company to the Participant;
(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c) cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price plus any Tax-Related Items; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the Exercise Price not satisfied by such reduction in the number of whole Shares to be issued;
(d) by waiver of compensation due or accrued to the Participant for services rendered;
(e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a“FINRA Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell all or a portion of the Shares so purchased to pay for the Exercise Price and any applicable Tax-Related Items, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;
(f) by such other consideration and method of payment as permitted by the Committee and applicable law; or
(g) by any combination of the foregoing.
11. Withholding Taxes.
11.1 Withholding Generally. The Company, its Parent, Subsidiaries and Affiliates, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, its Parent, Subsidiaries and Affiliates, an amount sufficient to satisfy any Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or its Parent, Subsidiaries or Affiliates, as appropriate, to satisfy withholding obligations for the payment of Tax-Related Items,including but not limited to (i) withholding from the Participant’s wages or other cash compensation; (ii) withholding from the proceeds for the sale of Shares underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf; (iii) through withholding in Shares as set forth in Section 11.2 below; (iv) where payments in satisfaction of the Awards are to be made in cash, through withholding all or part of the cash payment in an amount sufficient to satisfy the Tax-Related Items; or (v) any other method of withholding deemed acceptable by the Committee. No Shares (or their cash equivalent) shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of these tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of Awards made under this Plan.
11.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the grant, exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form and during a period acceptable to the Committee.
12. Privileges of Stock Ownership; Voting and Dividends. Except to the extent that the Committee grants an RSU that entitles the Participant to credit for dividends paid on Award Shares prior to the date such Shares are issued to the Participant (as reflected in the RSU Agreement), no Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. For the avoidance of doubt, in the event the Committee grants an RSU that entitles a Participant to credit for dividends on Award Shares prior to the date such Shares are issued, dividends shall not be paid to a Participant until Shares are issued with respect to such RSU. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original Purchase Price or otherwise forfeited to the Company.
13. Transferability. Unless determined otherwise by the Committee or its delegate(s) or pursuant to this Section 13, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by (i) a will or (ii) by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or domestic relations order to a Permitted Transferee, such Award may contain such additional terms and conditions as the Committee or its delegate(s) deems appropriate. All Awards will be exercisable: (A) during the Participant’s lifetime only by (x) the Participant, or (y) the Participant’s guardian or legal representative; (B) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (C) in the case of all awards except ISOs, by a Permitted Transferee (for awards made transferable by the Committee) or such person’s guardian or legal representative. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
14. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not vested held by a Participant following such Participant’s Termination at any time specified after the Participant’s Termination Date, for cash and/or cancellation of purchase money indebtedness, at the Participant’s original Exercise Price or Purchase Price, as the case may be. Alternatively, at the discretion of the Committee, Award Shares issued to the Participant for which the Participant did not pay any Exercise or Purchase Price may be forfeited to the Company on such terms and conditions as may be specified in the Award Agreement. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
15. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

16. Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. This Section shall not be construed to defeat the requirements of Section 22.2.
17. Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal, state, and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation, and no liability for failure, to issue Shares or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies, including governmental agencies outside the United States, that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any local, state, federal, or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. Furthermore, the inability or impracticability of the Company to obtain or maintain approval from any governmental agencies or to complete any registration or other qualification of the Shares under any applicable law or ruling as set forth herein shall relieve the Company of any liability with respect to the failure to issue or sell such Shares and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participants . Finally, the Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, local or foreign securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
18. Foreign Awards and Rights
Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries in which the Company operates or has Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Eligible Individuals to comply with applicable laws of jurisdictions where Eligible Individuals reside; (ii) establish sub-plans and determine the Exercise or Purchase Price, methods of exercise and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to its Parent, Subsidiaries, Affiliates or Participants residing in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 2 hereof or otherwise require shareholder approval; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on Termination, available methods of exercise or settlement of an Award, payment of Tax-Related Items, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Share certificates or other indicia of ownership which may vary with local requirements. The Committee may also adopt sub-plans to the Plan intended to allow the Company to grant tax-qualified Awards in a particular jurisdiction. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Act, Exchange Act, the Code, or any federal, state, local or foreign securities law.
19. Corporate Transactions.
19.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) the consummation of a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) the consummation of a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the consummation of any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants, or the successor corporation may substitute equivalent awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards); provided that, unless otherwise determined by the Board, all Awards granted pursuant to Section 6 shall accelerate and be fully vested upon such merger, consolidation or corporate transaction. In the event such successor corporation (if any) fails to assume or substitute Awards pursuant to a transaction described in this Subsection 19.1, all such Awards will expire on such transaction at such time and on such conditions as the Board shall determine. Notwithstanding the foregoing, a transaction described in (a) through (e) above must also qualify as a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of a corporation’s assets, as the case may be, within the meaning of Code Section 409A and the regulations thereunder.
19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”
19.3 Assumption or Substitution of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.
20. No Obligation to Employ; Accelerated Expiration of Award for Harmful Act. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause. Notwithstanding anything to the contrary herein, if a Participant is Terminated because of such Participant’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Committee, in liability, loss, damage or injury to the Company, then, at the Committee’s election, Participant’s Awards shall not be exercisable or settleable and shall terminate and expire upon the Participant’s Termination Date. Termination by the Company based on a Participant’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a preponderance of the evidence discovered in such investigation indicates that such Participant is guilty of such criminal act or intentional tort.
21. Compliance with Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”).

22. Certain Stockholder Approval Matters.
22.1 Plan Effectiveness; Increasing Plan Shares. This Plan became effective on October 22, 2013 (the “Effective Date”). Any amendment to this Plan increasing the number of Shares available for issuance hereunder shall be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months before or after the effective date of such amendment (“Amendment Effective Date”). Upon the Amendment Effective Date, the Board may grant Awards covering such additional Shares pursuant to this Plan; provided, however, that: (a) no Option granted pursuant to such increase in the number of Shares subject to this Plan approved by the Board may be exercised prior to the time such increase has been approved by the stockholders of the Company; and (b) in the event that stockholder approval of any such amendment increasing the number of Shares subject to this Plan is not obtained, all Awards covering such additional Shares granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded.
22.2 Repricing Matters. Except in connection with a corporate transaction involving the Company (including without limitation any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, reorganization, merger, consolidation, split-up, spin-off or exchange of shares), the terms of outstanding Awards may not without stockholder approval be amended to reduce the Exercise Price of outstanding Options or SARs, or to cancel outstanding Options or SARs in exchange either for (a) cash, or (b) new Options, SARS or other Awards with an exercise price that is less than the Exercise Price of the original (cancelled) Options or SARs.
23. Term of Plan. Unless earlier terminated as provided herein, this Plan will terminate on October 22, 2023.
24. Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of Section 6 of this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan to increase the number of shares that may be issued under this Plan, change the designation of employees or class of employees eligible for participation in this Plan, take any action in conflict with Section 22.2 above, or otherwise materially modify a provision of the Plan if such modification requires stockholder approval under the applicable rules and regulations of the Nasdaq Market.
25. Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26. Governing Law. The Plan shall be governed by the laws of the state of Delaware, without regard to its conflict of laws.
27. No Guarantee of Tax Consequences. Although the Company may endeavor to qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or to avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including without limitation Section 5.10, and the Company will have no liability to a Participant or any other party if an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment does not receive or maintain such favorable treatment or does not avoid such unfavorable treatment or for any action taken by the Committee with respect to the Award. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

28. Definitions. As used in this Plan, the following terms will have the following meanings:
“Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.
“Award” means any award under this Plan, including any Option, Stock Appreciation Right, Restricted Stock Unit, or Restricted Stock Award.
“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.
“Company” means Symantec Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.
“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option, and in the case of a Stock Appreciation Right the value specified on the date of grant that is subtracted from the Fair Market Value when such Stock Appreciation Right is settled.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a) if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;
(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;
(c) if such Common Stock is publicly traded but is not quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or
(d) if none of the foregoing is applicable, by the Board or the Committee in good faith.
“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Outside Director” shall mean a person who satisfies the requirements of an “outside director” as set forth in regulations promulgated under Section 162(m) of the Code.
“Option” means an award of an option to purchase Shares pursuant to Section 5.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who receives an Award under this Plan.
“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
1. Profit Before Tax;
2. Billings;
3. Revenue;
4. Net revenue;
5. Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);
6. Operating income;
7. Operating margin;
8. Operating profit;
9. Controllable operating profit, or net operating profit;
10. Net Profit;
11. Gross margin;
12. Operating expenses or operating expenses as a percentage of revenue;
13. Net income;
14. Earnings per share;
15. Total stockholder return;
16. Market share;
17. Return on assets or net assets;
18. The Company’s stock price;
19. Growth in stockholder value relative to a pre-determined index;
20. Return on equity;
21. Return on invested capital;
22. Cash Flow (including free cash flow or operating cash flows)

23. Cash conversion cycle;
24. Economic value added;
25. Individual confidential business objectives;
26. Contract awards or backlog;
27. Overhead or other expense reduction;
28. Credit rating;
29. Strategic plan development and implementation;
30. Succession plan development and implementation;
31. Improvement in workforce diversity;
32. Customer indicators;
33. New product invention or innovation;
34. Attainment of research and development milestones;
35. Improvements in productivity;
36. Bookings;
37. Attainment of objective operating goals and employee metrics; and
38. Any other metric that is capable of measurement as determined by the Committee.
The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
“Performance Period” means the period of service determined by the Committee during which years of service or performance is to be measured for an Award.
“Plan” means this Symantec Corporation 2013 Equity Incentive Plan, as amended from time to time.
“Purchase Price” means the price to be paid for Shares acquired under this Plan pursuant to an Award other than an Option.
“Restricted Stock Award” means an award of Shares pursuant to Section 7.
“Restricted Stock Unit” or “RSU” means an award of Shares pursuant to Section 8.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.
“Stock Appreciation Right” or “SAR” means an Award, granted pursuant to Section 9.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Tax-Related Items” means federal, state, or local taxes and any taxes imposed by jurisdictions outside of the United States (including but not limited to income tax, social insurance contributions, fringe benefits tax, payment on account, employment tax obligations, and stamp taxes) required by law to be withheld and any employer liability shifted to a Participant.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an Eligible Individual to the Company or a Parent, Subsidiary or Affiliate of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) vacation leave (iii) military leave, (iv) transfers of employment between the Company and its Parent, Subsidiaries or Affiliates; or (v) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than three months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company. In the case of any Participant on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or its Parent, Subsidiaries or Affiliates as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term, if any, set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

SYMANTEC CORPORATION
STOCK OPTION GRANT - TERMS AND CONDITIONS
1. Grant of Option. Symantec Corporation, a Delaware corporation, (the “Company”), hereby grants to the optionee (“Optionee”) named in the Notice of Stock Option Grant (the “Grant Notice”) an option (this “Option”) to purchase the total number of shares subject to the Option set forth in the Grant Notice (the “Shares”) at the exercise price per Share set forth in the Grant Notice (the “Exercise Price”), subject to all of the terms and conditions set forth in this Terms and Conditions of Stock Option Grant, any appendices attached hereto and the Grant Notice (collectively, the “Grant”) and in the Company’s 2013 Equity Incentive Plan (the “Plan”). The Company and Optionee agree that Optionee granted under and governed by the Grant Notice, this Terms and Conditions of Stock Option Grant and the provisions of the Plan. Optionee: (a) acknowledges receipt of a copy of the Plan prospectus, (b) represent that the Participant has carefully read and are familiar with their provisions, and (c) hereby accepts the Option subject to all of the terms and conditions set forth herein, in the Plan and in the Grant Notice.
For U.S. taxpayers, if designated as an incentive stock option in the Grant Notice, this Option is intended to qualify as an “incentive stock option” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”). If not so designated, this Option shall be a nonqualified stock option (“NQSO”).
2. Exercise Period of Option. Subject to the terms and conditions set forth in this Grant and in the Plan, Optionee may exercise this Option in whole or in part for any Vested Shares, as determined in accordance with Section 8 hereof; provided, however, that this Option shall expire and terminate on the expiration date set forth in the Grant Notice (the “Expiration Date”), or earlier, as provided in Section 4 hereof, and must be exercised, if at all, on or before the Expiration Date.
3. Restrictions on Exercise. Exercise of this Option is subject to the following limitations:
(a) This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable U.S. state and local securities laws, as they are in effect on the date of exercise.
(b) This Option may not be exercised until the Plan, or any required increase in the number of shares authorized under the Plan, is approved by the stockholders of the Company.
(c) The exercise of this option may be subject to additional conditions and/or restrictions as set forth in the Company’s Insider Trading Policy, as in effect from time to time.
4. Termination of Option. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to provide services as an Eligible Individual to the Company or a Parent, Subsidiary or Affiliate of the Company (each as defined in the Plan), exceptin the case of sick leave, military leave, or any other leave of absence approved by the committee appointed by the Company’s Board of Directors (the “Board”) to administer the Plan (the “Committee”) or by any person designated by the Committee, provided that such leave is for a period of not more than ninety days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. By accepting this Grant, Optionee acknowledges that the Vesting Schedule set forth in the Grant Notice may change prospectively in the event that Optionee’s service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. A transfer of employment between the Company and any Subsidiary and/or Affiliate shall not constitute a termination of service for purposes of this Grant. The Committee or its designee will have sole discretion to determine whether an Optionee has ceased to provide services and the effective date on which Optionee ceased to provide services (the “Termination Date”).
(a) If Optionee ceases to provide services as an Eligible Individual to the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, Optionee may exercise this Option to the extent (and only to the extent) that it would have been exercisable upon the Termination Date, within three months after the Termination Date, but in any event no later than the Expiration Date.

(b) If Optionee ceases to provide services as an Eligible Individual to the Company or any Parent, Subsidiary or Affiliate of the Company because of the death or disability of Optionee, within the meaning of Section 22(e) (3) of the Code, (or Optionee dies within three months after Optionee ceases to provide services other than because of such Optionee’s death or disability) the Option may be exercised to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, by Optionee (or Optionee’s legal representative) within twelve months after the Termination Date, but in any event no later than the Expiration Date.
(c) Notwithstanding anything to the contrary herein, if Optionee ceases to provide services as an Eligible Individual to the Company or any Parent, Subsidiary or Affiliate of the Company because of Optionee’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Company, in liability, loss, damage or injury to the Company, then, at the Company’s election, this Option shall not be exercisable and shall terminate upon Optionee’s Termination Date. Termination by the Company based on Optionee’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a preponderance of the evidence discovered in such investigation indicates that Optionee is guilty of such criminal act or intentional tort.
Nothing in this Grant or in the Plan shall confer on Optionee any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.
5. Manner of Exercise.
(a) This Option shall be exercisable by delivery to the Company of an executed written Notice of Intent to Exercise Stock Option in such form or forms as may be approved by the Company (the “Exercise Agreement”), which shall set forth Optionee’s election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.
(b) Such Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased (i) in cash (by check or by wire transfer); (ii) provided that a public market for the Company’s stock exists, through a “same day sale” commitment from Optionee and a broker-dealer approved by the Company that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or (iii) by any combination of the foregoing.
(c) Withholding Taxes. Regardless of any action the Company or Optionee’s actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by Optionee is and remains Optionee’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items.
Prior to exercise of the Option, Optionee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, Optionee authorizes the Company and/or the Employer to withhold all applicable Tax-Related

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Items legally payable by you from your wages or other cash compensation paid to Optionee by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (i) withholding Shares that otherwise would be issued to Optionee when you exercise this Option, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (ii) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization), or (iii) any other arrangement approved by the Company. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the withholding taxes. Finally, Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Optionee’s participation in the Plan or Optionee’s purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if Optionee fails to comply with Optionee’s obligations in connection with the Tax-Related Items as described in this Section.
(d) Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee’s legal representative or assignee.
6. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee pursuant to this Grant is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date which is two years after the Grant Date, or (2) the date one year after exercise of the ISO with respect to which the Shares are to be sold or disposed, Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from any such early disposition by payment in cash or out of the current wages or other earnings payable to Optionee.
7. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.
8. Vesting Schedule. Until the Termination Date, the shares subject to this option shall vest in accordance with the vesting schedule set forth in the Grant Notice. Shares that are vested pursuant to the vesting schedule set forth in the Grant Notice are “Vested Shares” and are exercisable hereunder.
9. Compliance with Laws and Regulations. The exercise of this Option and the issuance of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of U.S. federal and state, local, and foreign securities laws and with all applicable requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of such issuance. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any U.S. state or local securities commission, any foreign securities commission or other governmental authority or any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of such issuance or transfer.
10. Adjustments. The number of Shares subject to this Option and the Exercise Price per share are subject to adjustment pursuant to Section 2.2 of the Plan. In the event of a transaction described in Section 19.1 of the Plan, this Option may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on Optionee, or the successor corporation may substitute an equivalent award or provide substantially similar consideration to Optionee as was provided to stockholders (after taking into account the existing provisions of the Option). In the event such successor corporation (if any) fails to assume this Option or substitute an equivalent award pursuant to a corporate transaction, this Option will expire on such transaction at such time and on such conditions as the Board shall determine.
11. Interpretation. Any dispute regarding the interpretation hereof or of the Plan shall be submitted by Optionee or the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and on Optionee.

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12. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, options granted under the Plan or future options that may be granted under the Plan (including, without limitation, disclosures that may be required by the Securities and Exchange Commission) by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
13. Governing Law. The interpretation, performance and enforcement of this Grant shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Grant, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Grant is made and/or to be performed.
14. Notices. Any notice required to be given or delivered to the Company under the terms of this Grant shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated in the Grant Notice or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three days after deposit in the United States mail by certified or registered mail (return receipt requested); one business day after deposit with any return receipt express courier (prepaid); or one business day after transmission by facsimile, rapifax or telecopier.
15. Entire Agreement. The Plan, the Exercise Agreement, and the appendices are incorporated in this Grant by reference. In the event of any conflict between the terms of this Grant and the Plan, the terms of the Plan shall apply. This Grant constitutes the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.
16. Appendices. Notwithstanding any provisions in this Terms and Conditions of Stock Option Grant, the Option shall be subject to the terms and conditions set forth in the appendices attached hereto. Moreover, if Optionee relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The appendices constitute part of this Grant.
17. Severability. The provisions of this Grant are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
18. Waiver. Optionee acknowledges that a waiver by the Company of breach of any provision of this Grant shall not operate or be construed as a waiver of any other provision of this Grant, or of any subsequent breach by Optionee or any other Optionee.
19. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Option and the Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20. Award Subject to Company Clawback or Recoupment. The Option shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancelation of your Option (whether vested or unvested) and the recoupment of any gains realized with respect to your Option.

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APPENDIX A
SYMANTEC CORPORATION
STOCK OPTION GRANT - TERMS AND CONDITIONS
FOR NON-U.S. EMPLOYEES
1. Withholding Taxes. The following provision supplements Section 5(c) of the Terms and Conditions of the Stock Option Grant:
(a) Optionee acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax Obligations or achieve any particular tax result. Further, if Optionee is subject to Tax Obligations in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.
2. Nature of Grant. In accepting the Option, Optionee acknowledges, understands and agrees that:
(a) the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;
(d) Optionee is voluntarily participating in the Plan;
(e) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;
(f) the Option and any Shares acquired under the Plan and the income and the value of same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(g) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(h) if the underlying Shares do not increase in value, the Option will have no value;
(i) if Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Optionee’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Optionee is employed or the terms of Optionee’s employment agreement, if any) and in consideration of the grant of the Option to which Optionee is otherwise not entitled, Optionee irrevocably agrees never to institute any claim against the Company, any of its Subsidiaries or Affiliates or

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the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, its Subsidiaries or Affiliates, and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Optionee shall be deemed irrevocably to have agreed not to pursue such claim and to have agreed to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(k) in the event of a termination of Optionee’s employment or service relationship (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Optionee is employed or the terms of Optionee’s employment agreement, if any), unless otherwise expressly provided in this Grant or determined by the Company, (i) Optionee’s right to vest in the Option under the Plan, if any, will terminate as of the date that Optionee is no longer actively providing services to the Company or one of its Subsidiaries or Affiliates and will not be extended by any notice period (e.g., Optionee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Optionee is employed or the terms of Optionee’s employment agreement, if any); and (ii) the period (if any) during which Optionee may exercise the Option after such Termination will commence on the date Optionee ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Optionee is employed or the terms of Optionee employment agreement, if any; the Committee or its designee will have sole discretion to determine the Termination Date pursuant to Section 4 of this Grant and Section 28 of the Plan;
(l) unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Grant do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares of the Company;
(m) Optionee acknowledges and agrees that neither the Company, the Employer nor any Subsidiary or Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Optionee’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise;
(n) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan or Optionee’s purchase or sale of Shares; and
(o) Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
3. Data Privacy Notice and Consent. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Grant (“Personal Data”) by and among, as applicable, the Employer, the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.
Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any Subsidiary or Affiliate, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
Optionee understands that Personal Data will be transferred to E*Trade Financial Services, Inc., or such other stock plan service provider as may be selected by the Company in the future, which is assisting in the implementation, administration and management of the Plan. Optionee understands that the recipients of the Personal Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionee’s country. Optionee understands that he or she may request a list with the names and addresses of any potential recipients of Personal Data by contacting Optionee’s local human resources representative. Optionee authorizes the Company, E*Trade Financial Services, Inc.,

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Charles Schwab, and any other recipients of Personal Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of Personal Data as may be required to a broker or other third party with whom Optionee may elect to deposit any Shares purchased upon exercise of the Option. Optionee understands that Personal Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative. Further, Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If Optionee does not consent, or if Optionee later seeks to revoke Optionee’s consent, Optionee’s employment or service status and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Optionee’s consent is that the Company would not be able to grant Optionee an Option or other equity awards or administer or maintain such awards. Therefore, Optionee understands that refusing or withdrawing Optionee’s consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact Optionee’s human resources representative.
4. Language. If Optionee has received this Grant, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

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SYMANTEC CORPORATION
2013 EQUITY INCENTIVE PLAN
RSU AWARD AGREEMENT
RECITALS
A. The Board has adopted the Plan for the purpose of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Symantec Corporation (the “Company”) and its Subsidiaries and Affiliates.
B. The Participant is to render valuable services to the Company and/or its Subsidiaries and Affiliates, and this RSU Award Agreement (the “Agreement”) is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of rights in respect of the Company’s Common Stock in the form of Restricted Stock Units (each, a “RSU”).
C. All capitalized terms in this Agreement shall have the meaning assigned to them herein, including Appendix A. All undefined terms shall have the meaning assigned to them in the Plan.
NOW, THEREFORE, it is hereby agreed as follows:
1. Grant of Restricted Stock Units. The Company hereby awards to the Participant RSUs under the Plan. Each RSU represents the right to receive one share of the Company’s Common Stock on the vesting date of that RSU (each, a “Share”), subject to the provisions of this Agreement (including any appendices hereto). The number of shares of the Company’s Common Stock subject to this Award, the applicable vesting schedule for the RSUs and the Shares, the dates on which those vested Shares shall be issued to the Participant and the remaining terms and conditions governing this Award shall be as set forth in this Agreement.
2. Grant Acceptance; Acknowledgement. The Company and the Participant agree that the RSUs are granted under and governed by the Grant Notice, this Agreement and the provisions of the Plan. The Participant: (i) acknowledges receipt of a copy of the Plan prospectus, (ii) represents that the Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein, in the Plan and in the Grant Notice. If the Participant does not wish to receive the RSUs and/or does not consent and agree to the terms and conditions on which the RSUs are offered, as set forth in this Agreement (including the appendices hereto) and the Plan, then the Participant must reject this Award via the website of the Company’s designated broker, no later than 30 days following the Award Date set forth in the Grant Notice. If the Participant rejects this Award, this Award will immediately be forfeited and cancelled. The Participant’s failure to reject this Award within this 30 day period will constitute the Participant’s acceptance of this Award and all terms and conditions of this Award, as set forth in this Agreement (including any appendices hereto) and the Plan.
AWARD SUMMARY

Award Date and Number of Shares Subject to Award:	As set forth in the Grant Notice

Vesting Schedule:
The Shares shall vest pursuant to the schedule set forth in the Grant Notice. Notwithstanding the foregoing, if any such dates falls on a weekend or U.S. trading holiday, the Fair Market Value of the Shares underlying the RSUs will be the closing price of the Company’s Common Stock on the Nasdaq Global Select Market on the last trading day prior to the vesting date.

The RSUs allocated to each applicable vesting date shall vest on that date only if the employment of the Participant has not Terminated as of such date, and no additional RSUs shall vest following the Participant’s Termination.

The Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event that the Participant’s service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards.

Issuance Schedule
The Shares in which the Participant vests in accordance with the foregoing Vesting Schedule shall be issuable as set forth in Section 7. However, the actual number of vested Shares to be issued will be subject to the provisions of Section 8 pursuant to which the applicable withholding taxes are to be collected.

3. Limited Transferability. This Award, and any interest therein, shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Participant, otherwise than by will or by the laws of descent and distribution unless otherwise determined by the Committee or its delegate(s) in accordance with the terms of the Plan on a case-by-case basis.
4. Cessation of Service. Should the Participant’s service as an Eligible Individual to the Company or a Parent, Subsidiary or an Affiliate of the Company be Terminated for any reason (whether or not in breach of local labor laws) prior to vesting in one or more Shares subject to this Award, then the RSUs covering such unvested Shares will be immediately thereafter cancelled, the Participant shall cease to have any right or entitlement to receive any Shares under those cancelled RSUs and the Participant’s right to receive Shares pursuant to the RSUs and vest in such RSUs under the Plan will terminate effective as of the date of the Participant’s Termination; in no event will the Participant’s service be extended by any notice period mandated under local law (e.g., active service would not include a period of “garden leave” or similar period pursuant to local law). For purposes of this Award, a transfer of employment between the Company and any Subsidiary and/or Affiliate shall not constitute a Termination. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).
5. Corporate Transaction.
a. In the event of a transaction set forth in Section 19.1 of the Plan, any or all outstanding RSUs subject to this Agreement may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on the Participant, or the successor corporation may substitute an equivalent award or provide substantially similar consideration to the Participant as was provided to stockholders (after taking into account the existing provisions of the RSUs).
b. In the event such successor corporation (if any) fails to assume this Award or substitute an equivalent award (as provided in Section 5(a) above) pursuant to a transaction set forth in Section 19.1 of the Plan, this Award will expire on such transaction at such time and on such conditions as the Board shall determine.

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c. Any action taken pursuant to clauses (a) or (b) above must either (i) preserve the exemption of these RSUs from Section 409A of the Code or (ii) comply with Section 409A of the Code.
d. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
6. Adjustment in Shares. Should any change be made to the Company’s Common Stock by reason of any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or if there is a change in the corporate structure, then appropriate adjustments shall be made to the total number and/or class of securities and any Dividend Equivalent Rights (as defined below) issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
7. Issuance of Shares of the Company’s Common Stock.
a. As soon as practicable following the applicable vesting date of any portion of the RSU (including the date (if any) on which vesting of any portion of this RSU accelerates), the Company shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of underlying Shares that so vested, subject, however, to the provisions of Section 8 pursuant to which the applicable Tax-Related Items (as defined below) are to be collected. In no event shall the date of settlement (meaning the date that Shares are issued) be later than two and one half (2 1⁄2) months after the later of (i) the end of the Company’s fiscal year in which the applicable vesting date occurs or (ii) the end of the calendar year in which the applicable vesting date occurs. Notwithstanding the foregoing, RSUs granted to non-employee directors pursuant to Section 6 of the Plan shall be settled within 30 days after vesting.
b. If the Company determines that the Participant is a “specified employee,” as defined in the regulations under Section 409A of the Code, at the time of the Participant’s “separation from service,” as defined in those regulations, then any units subject to the RSUs that are subject to Section 409A of the Code that otherwise would have been settled during the first six months following the Participant’s separation from service will instead be settled on the earliest of (i) the seventh month following the Participant’s separation from service or (ii) the date of Participant’s death following the Participant’s separation from service, unless the settlement of those units is exempt from Section 409A of the Code.
c. In no event shall fractional Shares be issued.
d. Except as set forth in clause (e) below, the holder of this Award shall not have any stockholder rights, including voting rights, with respect to the Shares subject to the RSUs until the Participant becomes the record holder of those Shares following their actual issuance and after the satisfaction of the Tax-Related Items (as defined below).
e. As of any date that the Company pays an ordinary cash dividend on its Common Stock, the Company shall credit the Participant with a dollar amount equal to (i) the per share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the total number of

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RSUs (with such total number adjusted pursuant to Section 6 of this Agreement and Section 2.2 of the Plan) subject to this Award that are outstanding immediately prior to the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 7(e) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original RSUs to which they relate; provided, however, that the amount of any vested Dividend Equivalent Rights shall be paid in cash. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 7(e) with respect to any RSUs which, immediately prior to the record date for that dividend, have either been paid pursuant to Section 7 or terminated pursuant to Section 4.
8. Tax-Related Items. Regardless of any action the Company or the Participant’s actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the settlement of the RSUs, accrual or payment of Dividend Equivalent Rights, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the award or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant acknowledges that if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the settlement of the Participant’s RSUs, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, the Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to the Participant when the Participant’s RSUs are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf and the Participant hereby authorizes such sales by this authorization), (c) the Participant’s payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. The Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s purchase of Shares that cannot be satisfied by the means previously described. Finally, the Participant acknowledges that the Company has no obligation to deliver Shares to the Participant until the Participant has satisfied the obligations in connection with the Tax-Related Items as described in this Section.

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Unless determined otherwise by the Committee in advance of a Tax-Related Items withholding event, the method of withholding for this RSU will be (a) above.
9. Compliance with Laws and Regulations.
a. The issuance of shares of the Company’s Common Stock pursuant to the RSU shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or an established market, if applicable) on which the Company’s Common Stock may be listed for trading at the time of such issuance.
b. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Company Common Stock hereby shall relieve the Company of any liability with respect to the non-issuance of the Company’s Common Stock as to which such approval shall not have been obtained.
10. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries designated by the Participant.
11. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address on file with the Company. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
12. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall apply. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the RSU.
13. Governing Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
14. Excess Shares. If the Shares covered by this Agreement exceed, as of the date the RSU is granted, the number of shares of the Company’s Common Stock which may without stockholder approval be issued under the Plan, then the Award shall be void with respect to those excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of the Company’s Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.
15. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of the Company (or any Parent or Subsidiary employing or retaining

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the Participant) for any period of specific duration, or be interpreted as forming an employment or service contract with the Company (or any Parent or Subsidiary employing or retaining the Participant), or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s service with the Company at any time for any reason, with or without cause.
16. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
17. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, RSUs granted under the Plan or future RSUs that may be granted under the Plan (including, without limitation, disclosures that may be required by the Securities and Exchange Commission) by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
18. Appendices. Notwithstanding any provisions in this Agreement, this Award shall be subject to the terms and conditions set forth in the appendices to this Agreement. Moreover, if the Participant relocates to one of the countries included in the appendices, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The appendices constitute part of this Agreement.
19. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant.
20. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on this Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
21. Award Subject to Company Clawback or Recoupment. The RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of the Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancelation of the Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to the Participant’s RSUs.

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**
IF THE PARTICIPANT DOES NOT AGREE WITH THE TERMS OF THIS AGREEMENT AND THE PLAN, THE PARTICIPANT MUST REJECT THE RSUS VIA THE E*TRADE WEBSITE NO LATER THAN 30 DAYS FOLLOWING THE AWARD DATE; NON-REJECTION OF THE RSUS WILL CONSTITUTE THEPARTICIPANT’S ACCEPTANCE OF THE RSUS ON THE TERMS ON WHICH THEY ARE OFFERED, AS SET FORTH IN THIS AGREEMENT (INCLUDING THE APPENDICES HERETO) AND THE PLAN.

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APPENDIX A
ADDITIONAL PROVISIONS FOR PARTICIPANTS LOCATED
OUTSIDE OF THE UNITED STATES
1. Nature of the Grant. In accepting the RSU Agreement, the Participant acknowledges that:
a. the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan or this Agreement;
b. the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded repeatedly in the past;
c. all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;
d. the Participant’s participation in the Plan is voluntary;
e. the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;
f. the RSUs and the Shares subject to the RSUs and the income and value of same are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
g. the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
h. if the Participant receives Shares upon vesting, the value of such Shares acquired on vesting of RSUs may increase or decrease;
i. no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Participant’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of this Award to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company, or any Parent, Subsidiaries or Affiliates or the Employer, waives the Participant’s ability, if any, to bring any such claim, and releases the Company, any Parent, Subsidiaries or Affiliates, and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and to have agreed to execute any and all documents necessary to request dismissal or withdrawal of such claim;
j. in the event of Termination of the Participant’s employment or service relationship (regardless of the reason for such Termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), unless otherwise expressly provided in the Agreement or determined by the Company, the Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of the date the Participant is no longer actively providing services to the Company, the Employer or any Subsidiary or Affiliate and will not be

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extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee or its designee will have sole discretion to determine the Termination Date pursuant to Section 4 of the Agreement and Section 28 of the Plan);
k. the Participant acknowledges and agrees that neither the Company, the Employer nor any Parent, Subsidiary or Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement;
l. the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan; and
m. the Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
2. Data Privacy Notice and Consent.
a. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Employer, the Company, its Parent, its Subsidiaries and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
b. The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of the Company’s Common Stock awarded, canceled, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).
c. The Participant understands that Data may be transferred to E*Trade Financial Services, Inc., or such other stock plan service provider as may be selected by the Company in the future, which is assisting in the implementation, administration and management of the Plan. The Participant understands that these recipients may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, E*Trade Financial Services, Inc., Charles Schwab, and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon settlement of the RSUs may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or

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her participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment or service status and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant RSUs or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
3. Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

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